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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bush Industries, Inc. on Form S-8 of our report dated February 12, 1999, appearing in the Annual Report on Form 10-K of Bush Industries, Inc. for the year ended January 2, 1999.


/s/ DELOITTE & TOUCHE LLP

Buffalo, New York
November 2, 1999